AFH Acquisition IV, Inc. 8-K

Exhibit 10.1

SHARE CANCELLATION AGREEMENT

THIS SHARE CANCELLATION AGREEMENT (this “Agreement”) is made and entered into as of this 21st day of April, 2011, by and between AFH Acquisition IV, Inc., a Delaware corporation (“AFH”), and AFh Holding & Advisory, LLC, a Delaware limited liability company (the “Stockholder”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as hereinafter defined).

RECITALS

WHEREAS, as of the date hereof, AFH entered into a Merger Agreement (the “Merger Agreement”) with Emmaus Medical, Inc., a Delaware corporation, AFH Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of AFH, and the Stockholder., a copy of which is attached hereto as Exhibit A;

WHEREAS, pursuant to the terms of the Merger Agreement, and as a condition to the completion of the transactions contemplated by the Merger Agreement, AFH agreed to enter into an agreement with the Stockholder to cancel 1,827,750 shares of AFH common stock held by the Stockholder (the “Shares”); and

WHEREAS, the Stockholder acknowledges that it would benefit from the completion of the transactions contemplated by the Merger Agreement.

NOW, THEREFORE, for and in consideration of the execution and delivery of the Merger Agreement, and the payment of good and valuable consideration pursuant to the Merger Agreement, the receipt and sufficiency of which is hereby acknowledged, AFH and the Stockholder, each intending to be legally bound by this Agreement, hereby agree as follows:

AGREEMENT

1.  DUTIES

1.1  Rights and Obligations of the Parties.  The parties shall be entitled to such rights and shall perform such duties as set forth herein.  In the event that the terms of this Agreement conflict in any way with the provisions of the Merger Agreement, the Merger Agreement shall control.

1.2  Cancellation of Shares.  On the Closing Date, the Shares held by the Stockholder shall be deemed automatically cancelled

Execution of Further Documentation.  The Stockholder agrees to execute any and all documents, including, but not limited to, stock powers for the stock certificates representing the Shares, as AFH reasonably determines necessary to effect the cancellation of Shares pursuant to the terms of this Agreement.

2.  DIVIDENDS; VOTING RIGHTS; STOCK SPLITS

2.1  Cash Dividends; Voting Rights.  Prior to the Closing of the Merger Agreement, the Stockholder shall have rights to cash or stock dividends with respect to any uncancelled Shares, if any, and have rights to vote their respective uncancelled Shares, if any such matter requiring stockholder approval shall arise.

2.2  Stock Splits; Stock Dividends.  In the event of any stock split or other similar transaction with respect to AFH common stock that becomes effective prior to Closing of the Merger Agreemeent, the additional shares issued with respect to the Shares to be cancelled shall be similarly cancelled.

3.  MISCELLANEOUS

3.1  Transferability.  None of the rights and obligations of the Stockholder hereunder shall be transferable.

3.2  Notices.  Any notices or other communications required or permitted under this Agreement shall be in writing and shall be sufficiently given if sent by (i) registered or certified mail, postage prepaid, addressed as follows, (ii) facsimile to the facsimile numbers identified below or (iii) overnight courier (such as UPS or FedEx), addressed as follows:

If to AFH:

AFH Acquisition IV, Inc.
9595 Wilshire Blvd., Suite 700
Beverly Hills, California 90212
Attention: Amir F. Heshmatpour

If to the Stockholder:

AFH Holding & Advisory, LLC
9595 Wilshire Blvd., Suite 700
Beverly Hills, California 90212
Attention: Amir F. Heshmatpour

or such other person or address as shall be furnished in writing by any of the parties and any such notice or communication shall be deemed to have been given as of the date so mailed.

3.3  Construction.  The validity, enforcement and construction of this Agreement shall be governed by the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

3.4  Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, assigns and transferees, as the case may be.

3.5  Severability.  If any provision or section of this Agreement is determined to be void or otherwise unenforceable, it shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain enforceable in accordance with their terms.

3.6  Interpretation.  The headings and subheadings contained in this Agreement are for reference only and for the benefit of the parties and shall not be considered in the interpretation or construction of this Agreement.  This Agreement shall be construed and interpreted without regard to any rule or presumption requiring that it be construed or interpreted against the party causing it to be drafted.

3.7  Execution in Counterparts.  This Agreement may be executed in any number of counterparts (including facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

3.8  Amendments.  This Agreement may be amended from time to time but only by written agreement signed by all of the parties hereto.

3.9 Entire Agreement.  This Agreement constitutes the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes any and all prior understandings, agreements, negotiations and discussions, both written and oral, between the parties hereto with respect to the subject matter hereof.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties have executed this Share Cancellation Agreement as of the day and year first above written.

AFH ACQUISITION IV, INC. By: /s/ Amir Heshmatpour Name: Amir F. Heshmatpour Title: President
STOCKHOLDER AFH HOLDING & ADVISORY, LLC By: /s/ Amir Heshmatpour Name: Amir F. Heshmatpour Title: Manager

SIGNATURE PAGE TO SHARE CANCELLATION AGREEMENT

Acknowledged and Agreed:

Emmaus Medical, Inc.

/s/ Yutaka Niihara________________________
By: Dr. Yutaka Niihara
Title: Chief Executive Officer

SIGNATURE PAGE TO SHARE CANCELLATION AGREEMENT

Exhibit A

Merger Agreement

[FILED AS EXHIBIT 2.1 TO THE REGISTRANT’S CURRENT REPORT ON FORM 8-K
FILED WITH THE SECURITIES AND EXCHANGE AND COMMISSION ON APRIL 25, 2011]